UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2005

SPRINT NEXTEL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 433 - 4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

This current report on Form 8-K/A relates to the current report on Form 8-K filed on October 27, 2005 in which Sprint Nextel Corporation (“Sprint Nextel”) furnished a copy of the press release dated October 26, 2005 that announced its 2005 third quarter results.

As part of the announcement of 2005 third quarter results, Sprint Nextel furnished pro forma consolidated statements of operations (unaudited) for each of the quarters ended March 31, 2004 through September 30, 2005, presented as if the Sprint Nextel merger occurred at the beginning of each period presented. In the determination of pro forma net income or loss, the income tax (expense) benefit reported in each of the pro forma statements of operations included the tax benefit of tax valuation allowance releases relating to the acquired company occurring in these periods associated with the benefit of capital loss carryforwards.

Sprint Nextel has revised the pro forma statements of operations (unaudited) to reflect these valuation allowance releases as balance sheet reductions to goodwill rather than as a tax benefit. Accordingly, income tax expense (benefit) has been revised, resulting in a decrease to pro forma net income (or increase to pro forma net loss), and a decrease to pro forma adjusted net income, of $84 million for the quarter ended September 30, 2005, $25 million for the quarter ended June 30, 2005, $178 million for the quarter ended March 31, 2005, $28 million for the quarter ended December 31, 2004, and $154 million for the quarter ended September 30, 2004. This revision also results in a decrease to pro forma diluted earnings per share (or increase to pro forma diluted loss per share) of $0.02 for the quarter ended September 30, 2005, $0.01 for the quarter ended June 30, 2005, $0.06 for the quarter ended March 31, 2005, $0.01 for the quarter ended December 31, 2004, and $0.06 for the quarter ended September 30, 2004. In addition, pro forma adjusted EPS (earnings per share) excluding amortization and depreciation has been revised to $0.38 for the quarter ended September 30, 2005 and $0.26 for the quarter ended September 30, 2004, and is reconciled as follows:

	Quarter Ended September 30,
	2005	2004
Diluted earnings (loss) per share	$0.14	$(0.70)
Special items	0.08	0.80

Adjusted earnings per share*(1)	0.22	0.11
Amortization and depreciation (a)	0.16	0.15

Adjusted EPS* excluding amortization & depreciation	0.38	0.26

(a)	Represents the diluted per share effect of the incremental net amortization and depreciation expense, net of tax, of $465 million in 2005 and $443 million in 2004 associated with purchase accounting step-up.
(1)	Totals may not foot due to rounding.

The revised pro forma statements of operations (unaudited) are furnished as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99	Pro Forma Consolidated Statements of Operation (Unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPRINT NEXTEL CORPORATION

By:	/s/ William G. Arendt
William G. Arendt, Senior Vice President

Date: November 9, 2005